                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A

                AMENDMENT NO. 1 TO FORM 8-K DATED MARCH 8, 2002



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  April 23, 2002 (March 8, 2002)



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                    000-24971               95-4079863
(State or other jurisdiction        (Commission            (IRS Employer
    of incorporation)               File Number)         Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)

     The undersigned registrant, Contango Oil & Gas Company ("Contango"), hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of its Current Report on Form 8-K, dated March 8, 2002.

     The following contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, estimated and expectation of the properties production, reserves, future development costs, operating costs, and general and administrative costs, and energy prices and future tax rates, deductions and credits. Such forward-looking statements involve estimates, assumptions and uncertainties. No assurance can be given that Contango's expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Attached hereto as SCHEDULE A is the audited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Contango from Juneau Exploration, L.P. ("JEX"), Other Individuals and the Southern Ute Indian Tribe ("SUIT") ("Statement of Combined Revenues and Direct Operating Expenses") for the years ended June 30, 2001 and 2000 and the related notes thereto, together with the Report of Independent Public Accountants of Arthur Andersen LLP concerning the statement and related notes. The properties acquired are herein referred to as the "Acquisitions".

(B)  PRO FORMA FINANCIAL INFORMATION

          Attached hereto as SCHEDULE B for Contango are the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 2001 and for the three and six months ended December 31, 2001, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2001, and the related notes thereto, adjusted to show the pro forma effects of the Acquisitions.

(C)  FINANCIAL STATEMENTS OF CONTANGO OIL & GAS COMPANY

     The financial statements contained in this Form 8-K/A incorporate by reference the financial statements of Contango contained in its Annual Report on Form 10-KSB for the year ended June 30, 2001 and in its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001.

(E)  EXHIBITS

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

   10.1       Asset Purchase Agreement by and among Juneau
              Exploration, L.P. and Contango Oil & Gas Company dated January 4, 2002. (1)

   10.2 Purchase Agreement by and among Mark A. Stephens, John Miller, The Hunter Revocable Trust, Linda G. Ferszt, Scott Archer and The Archer Revocable Trust and
              Contango Oil & Gas Company dated January 9, 2002. (2)

   10.3       Asset Purchase Agreement by and among Southern Ute
              Indian Tribe doing business as Red Willow Production Company and Contango Oil & Gas Company dated as of
              January 28, 2002. (3)

   23.1+      Consent of Arthur Andersen LLP.

   23.2+      Consent of William M. Cobb & Associates, Inc.

   99.1+ Representation of Arthur Andersen, LLP to Securities and Exchange Commission dated April 18, 2002.

------------------
+  Filed herewith.

         (1) Filed as an exhibit to the Company's Form 8-K dated January 4, 2002 and filed with the Securities and Exchange Commission January 18, 2002.
         (2) Filed as an exhibit to the Company's Form 10-QSB for the quarter ended December 31, 2001, as filed with the Securities and Exchange Commission February 14, 2002.
         (3) Filed as an exhibit to the Company's Form 8-K dated March 8, 2002 and filed with the Securities and Exchange Commission March 15, 2002.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date:  April 23, 2002      By:  /s/ KENNETH R. PEAK
                                -------------------------------------
                                Kenneth R. Peak
                                President and Chief Executive Officer



Date:  April 23, 2002      By:  /s/  LESIA BAUTINA
                                -------------------------------------
                               Lesia Bautina
                               Controller
                               (Principal Accounting Officer)

                                                                      SCHEDULE A



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Contango Oil & Gas Company:

     We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company (the "Company") from Juneau Exploration, L.P., Other Individuals and SUIT (as described in Note 1) for the years ended June 30, 2001 and 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As disclosed in Note 2, the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Contango Oil & Gas Company and is not intended to be a complete financial presentation of the properties described above.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Contango Oil & Gas Company from Juneau Exploration, L.P., Other Individuals and SUIT for the years ended June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.



                                                ARTHUR ANDERSEN LLP

Houston, Texas
April 18, 2002

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
     STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU EXPLORATION, L.P., OTHER
                             INDIVIDUALS AND SUIT




                                                                             FOR THE                         FOR THE
                                         FOR THE YEARS ENDED            THREE MONTHS ENDED               SIX MONTHS ENDED
                                              JUNE 30,                    DECEMBER 31,                     DECEMBER 31,
                                      ------------------------       -------------------------        ------------------------
                                          2001        2000              2001           2000              2001          2000
                                      -----------    ---------       ----------     ----------        ----------    ----------
                                                                           (Unaudited)                      (Unaudited)
Revenues.........................     $11,025,479    $19,839        $2,095,994     $2,347,172        $5,076,728    $2,945,512
Direct operating expenses........       1,098,945      2,034           502,746        208,087           791,724       256,970
                                      -----------    -------        ----------     ----------        ----------    ----------
Excess of revenues over
direct operating expenses........     $ 9,926,534    $17,805        $1,593,248     $2,139,085        $4,285,004    $2,688,542
                                      ===========    =======        ==========     ==========        ==========    ==========



    The accompanying notes are an integral part of this financial statement.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
         NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM JUNEAU
                 EXPLORATION, L.P., OTHER INDIVIDUALS AND SUIT


(1)  THE PROPERTIES

     Effective January 1, 2002, Contango Oil & Gas Company ("Contango" or the "Company") entered into an agreement with Juneau Exploration, L.P. ("JEX") to purchase certain working and revenue interests of JEX in South Texas Exploration Program properties ("STEP"). John B. Juneau is the Sole Manager of Juneau GP, LLC, the General Partner of JEX, and is one of the directors of the Company. Contango paid approximately $11 million in cash, subject to normal post-closing adjustments, and funded the acquisition with cash on hand and increased availability under an expanded $17 million secured revolving credit facility provided by Guaranty Bank, FSB. Effective January 1, 2002, the Company increased its ownership interest in STEP properties by paying $1.8 million for an overriding royalty interest ("ORRI") to Other Individuals. Contango acquired the JEX and ORRI interests in 22 onshore producing natural gas and oil wells, located in Jim Hogg and Brooks Counties, Texas. Effective January 1, 2002, the Company increased its working and net revenue interest ownership in STEP properties by paying $7.0 million to the Southern Ute Indian Tribe ("SUIT").
The properties acquired are herein referred to as the "Acquisitions". At the time of the acquisition from SUIT, SUIT owned approximately 22% of Contango's common stock and was represented by one member of the Company's Board of Directors.

(2)  BASIS FOR PRESENTATION

     During the periods presented, the Acquisitions were not accounted for or operated as a separate division by JEX, by Other Individuals or by SUIT.
Certain costs, such as depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

     Revenues and direct operating expenses included in the accompanying statement represent Contango's acquired net working and revenue interests in the properties and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded. Accordingly, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquisitions going forward due to the changes in the business and the omission of various operating expenses.

(3)  COMMITMENTS AND CONTINGENCIES

  Pursuant to the terms of the Asset Purchase Agreements, JEX, Other Individuals and SUIT retain any claims, litigation or disputes pending as of the effective date of January 1, 2002 or any matters arising in connection with ownership of the Acquisitions prior to the effective date. Notwithstanding this indemnification, Contango is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

       CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES SUPPLEMENTAL OIL AND
         GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM
             JUNEAU EXPLORATION, L.P., OTHER INDIVIDUALS AND SUIT
                                  (UNAUDITED)


(4)  OIL AND GAS RESERVE INFORMATION

     Proved oil and gas reserve quantities are based on estimates prepared by William M. Cobb & Associates, Inc, independent petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Acquisitions represent estimates only and should not be construed as being exact.

                                                  GAS            OIL
                                              ------------    ----------
                                                 (MCF)          (BBLS)
Total Proved Reserves: (a)
  Balance, June 30, 1999.................              -              -
    Production...........................         (3,317)          (101)
    Discoveries..........................      1,831,873         82,385
                                              ----------        -------
  Balance, June 30, 2000.................      1,828,556         82,284
                                              ----------        -------

    Production...........................     (1,618,111)       (49,423)
    Discoveries..........................      8,488,900        185,186
    Revisions............................        222,126        (42,759)
                                              ----------        -------
Balance, June 30, 2001...................      8,921,471        175,288
                                              ==========        =======

(a)  Substantially all proved reserves have been developed.


(5)  FUTURE NET CASH FLOWS

     Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisitions' proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.

     Future income taxes are based on year-end statutory rates, adjusted for tax basis and applicable tax credits and for 2001 is based on Contango's purchase price. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Acquisitions' natural gas and oil properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

                                             JUNE 30, 2001     JUNE 30, 2000
                                             -------------     -------------
                                                      (Unaudited)
Future cash flows..........................  $ 40,691,332      $11,753,695
Future operating expenses..................   (10,720,326)      (1,262,536)
Future development costs...................      (129,800)        (226,633)
Future income tax expense..................    (1,864,456)      (2,976,377)
                                             ------------      -----------
Future net cash flows......................    27,976,750        7,288,149
10% discount rate..........................    (6,381,439)      (1,273,972)
                                             ------------      -----------
Standardized measure of discounted
  future net cash flows....................    21,595,311        6,014,177
                                             ============      ===========


     Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below:


                                               FOR THE YEAR     FOR THE YEAR
                                                  ENDED            ENDED
                                              JUNE 30, 2001    JUNE 30, 2000
                                             ---------------   --------------
                                                      (Unaudited)
 Beginning of year.........................  $  6,014,177      $         -
 Sales, net of production costs............    (9,926,534)         (17,805)
 Net change in price and production costs..    (2,954,080)               -
 Extensions and discoveries................    27,713,544        8,346,786
 Changes in future development costs.......        94,385                -
 Revision of quantity estimated............       236,558                -
 Accretion of discount.....................       868,056                -
 Change in timing of production rates
  and other................................    (1,601,687)               -
 Changes in income taxes...................     1,150,892       (2,314,804)
                                              ------------     -----------
 End of year...............................   $21,595,311      $ 6,014,177
                                              ===========      ===========

                                                                      SCHEDULE B
                                                                      ----------

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the acquisition of the working and net revenue interests of certain properties purchased by Contango Oil & Gas Company ("Contango") from Juneau Exploration, L.P. ("JEX") effective January 1, 2002, the acquisition of the overriding royalty interest ("ORRI") purchased from other individuals effective January 1, 2002 and of the acquisition of the working and net revenue interests purchased from the Southern Ute Indian Tribe ("SUIT") effective January 1, 2002 (collectively, the "Acquisitions").

     The pro forma condensed consolidated statements of operations are presented to show net income attributable to common stock as if the Acquisitions occurred effective July 1, 2000. The pro forma condensed consolidated balance sheet is based on the assumption that the Acquisitions occurred effective December 31, 2001.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Acquisitions occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Contango's Annual Report on Form 10-KSB for the year ended June 30, 2001, its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 and the Statement of Combined Revenues and Direct Operating Expenses included herein as SCHEDULE A.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                       For the Year Ended June 30, 2001



                                                                   CONTANGO      ACQUISITIONS    PRO FORMA
                                                                  HISTORICAL      HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                                  ----------     ------------   -----------         ---------
REVENUES:
  Natural gas and oil sales..................................    $24,548,723     $11,025,479     $       -          $35,574,202
  Loss from hedging activities..............................        (557,654)            -               -             (557,654)
                                                                 -----------     -----------     -----------        -----------
    Total revenues..........................................      23,991,069      11,025,479             -           35,016,548
                                                                 -----------     -----------     -----------        -----------
EXPENSES:
  Operating expenses........................................       2,631,905       1,098,945             -            3,730,850
  Exploration expenses......................................       4,167,427             -               -            4,167,427
  Depreciation, depletion and amortization..................       4,023,672             -         2,318,378 (a)      6,342,050
  Impairment of proved gas and oil properties...............         300,466             -               -              300,466
  General and administrative expense........................       2,356,421             -               -            2,356,421
                                                                 -----------     -----------     -----------        -----------
    Total expenses..........................................      13,479,891       1,098,945       2,318,378         16,897,214
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) FROM OPERATIONS...............................      10,511,178       9,926,534      (2,318,378)        18,119,334

Interest expense............................................          (8,674)            -          (557,700) (b)      (566,374)
Interest income.............................................         414,403             -               -              414,403
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES...........................      10,916,907       9,926,534      (2,876,078)        17,967,363
Provisions for income taxes.................................       3,179,248             -        (1,006,627) (c)     2,172,621
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS)...........................................       7,737,659       9,926,534      (1,869,451)        15,794,742
Preferred stock dividends...................................         475,205             -               -              475,205
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK..............     $ 7,262,454     $ 9,926,534     $(1,869,451)       $15,319,537
                                                                 ===========     ===========     ===========        ===========
NET INCOME PER SHARE:
  Basic.....................................................     $      0.64                                        $      1.36
                                                                 ===========                                        ===========
  Diluted...................................................     $      0.54                                        $      1.10
                                                                 ===========                                        ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic.....................................................      11,287,298                                         11,287,090
                                                                 ===========                                        ===========
  Diluted...................................................      14,381,124                                         14,381,124
                                                                 ===========                                        ===========


                               The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED DECEMBER 31, 2001



                                                                   CONTANGO      ACQUISITIONS    PRO FORMA
                                                                  HISTORICAL      HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                                  ----------     ------------   -----------         ---------
REVENUES:
  Natural gas and oil sales..................................    $  4,206,035    $ 2,095,994     $       -          $ 6,302,029
  Loss from hedging activities..............................        (429,232)            -               -             (429,232)
                                                                 -----------     -----------     -----------        -----------
    Total revenues..........................................       3,776,803       2,095,994             -            5,872,797
                                                                 -----------     -----------     -----------        -----------
EXPENSES:
  Operating expenses........................................       1,066,693         502,746             -            1,569,439
  Exploration expenses......................................       1,633,223             -               -            1,633,223
  Depreciation, depletion and amortization..................       1,533,723             -         1,435,476 (a)      2,969,199
  General and administrative expense........................         426,094             -               -              426,094
                                                                 -----------     -----------     -----------        -----------
    Total expenses..........................................       4,659,733         502,746       1,435,476          6,597,955
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) FROM OPERATIONS...............................        (882,930)      1,593,248      (1,435,476)          (725,158)

Interest expense............................................             (45)            -          (139,425) (b)      (139,470)
Gain on sale of assets......................................          94,161             -               -               94,161
Interest income.............................................          64,873             -               -               64,873
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES...........................        (723,941)      1,593,248      (1,574,901)          (705,594)
Benefit for income taxes....................................        (251,161)            -          (551,215) (c)      (802,376)
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS)...........................................        (472,780)      1,593,248      (1,023,686)            96,782

Preferred stock dividends...................................         150,000             -               -              150,000
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK..............     $  (622,780)    $ 1,593,248     $(1,023,686)       $   (53,218)
                                                                 ===========     ===========     ===========        ===========
NET (LOSS) PER SHARE:
  Basic.....................................................     $     (0.05)                                       $     (0.01)
                                                                 ===========                                        ===========
  Diluted...................................................     $     (0.05)                                       $     (0.01)
                                                                 ===========                                        ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic.....................................................      11,504,132                                         11,504,132
                                                                 ===========                                        ===========
  Diluted...................................................      11,504,132                                         11,504,132
                                                                 ===========                                        ===========


                               The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                                       3

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Six Months Ended December 31, 2001



                                                                  CONTANGO       ACQUISITIONS    PRO FORMA
                                                                  HISTORICAL      HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                                  ----------     ------------   -----------         ---------
REVENUES:
  Natural gas and oil sales..................................    $ 9,988,892     $ 5,076,728     $       -          $15,065,620
  Loss from hedging activities..............................       4,054,427             -               -            4,054,427
                                                                 -----------     -----------     -----------        -----------
    Total revenues..........................................      14,043,319       5,076,728             -           19,120,047
                                                                 -----------     -----------     -----------        -----------
EXPENSES:
  Operating expenses........................................       1,691,746         791,724             -            2,483,470
  Exploration expenses......................................       2,522,836             -               -            2,522,836
  Depreciation, depletion and amortization..................       3,113,205             -         2,944,242 (a)      6,057,447
  General and administrative expense........................         805,911             -               -              805,911
                                                                 -----------     -----------     -----------        -----------
    Total expenses..........................................       8,133,698         791,724       2,944,242         11,869,664
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) FROM OPERATIONS...............................       5,909,621       4,285,004      (2,944,242)         7,250,383

Interest expense............................................          (9,362)            -          (278,850) (b)      (288,212)
Gain on sale of assets......................................         134,934             -               -              134,934
Interest income.............................................         118,920             -               -              118,920
                                                                 -----------     -----------     -----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES...........................       6,154,113       4,285,004      (3,223,092)         7,216,025

Provision for income taxes..................................       2,156,158             -        (1,128,082) (c)     1,028,076
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS)...........................................       3,997,955       4,285,004      (2,095,010)         6,187,949

Preferred stock dividends...................................         300,000             -               -              300,000
                                                                 -----------     -----------     -----------        -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK..............     $ 3,697,955     $ 4,285,004     $(2,095,010)       $ 5,877,949
                                                                 ===========     ===========     ===========        ===========
NET INCOME PER SHARE:
  Basic.....................................................     $      0.32                                        $      0.51
                                                                 ===========                                        ===========
  Diluted...................................................     $      0.28                                        $      0.43
                                                                 ===========                                        ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic.....................................................      11,503,003                                         11,503,003
                                                                 ===========                                        ===========
  Diluted...................................................      14,325,108                                         14,325,108
                                                                 ===========                                        ===========


                               The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                                       4

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                             UNAUDITED PRO FORMA
                     CONSOLIDATED STATEMENT BALANCE SHEETS
                            As of December 31, 2001

                                                     ASSETS

                                                                   CONTANGO        PRO FORMA
                                                                  HISTORICAL      ADJUSTMENTS         PRO FORMA
                                                                  ----------      -----------         ---------
Cash and cash equivalents...................................     $ 5,280,488       $(5,280,488) (1)   $       -
Other current assets........................................       4,428,951               -            4,428,951
Net property and equipment..................................      16,566,859        19,853,310  (1)    36,420,169
                                                                                       280,671  (2)       280,671
Other assets................................................       7,169,160               -            7,169,160
                                                                 -----------       -----------        -----------
TOTAL ASSETS................................................     $33,445,458       $14,853,493        $48,298,951
                                                                 ===========       ===========        ===========

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities.........................................     $ 1,071,864       $   280,671  (2)   $ 1,352,535
Long-term debt..............................................             -          14,572,822  (1)    14,572,822
Deferred credits and other noncurrent liabilities...........       3,648,499               -            3,648,499
                                                                 -----------       -----------        -----------
Total liabilities...........................................       4,720,363        14,853,493         19,573,856
Shareholders' equity........................................      28,725,095               -           28,725,095
                                                                 -----------       -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................     $33,445,458       $14,853,493        $48,298,951
                                                                 ===========       ===========        ===========

                               The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                                       5

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Basis of Presentation

     The unaudited pro forma statement of operations for the year ended June 30, 2001, is based on the audited financial statements of Contango for the year ended June 30, 2001, the audited statement of combined revenues and direct operating expenses for properties purchased from Juneau Exploration, L.P. ("JEX"), other individuals and the Southern Ute Indian Tribe ("SUIT") for the year ended June 30, 2001, and the adjustments and assumptions described below.

     The unaudited pro forma statement of operations for the three and six months ended December 31, 2001 and the unaudited pro forma balance sheet as of December 31, 2001 are based on the unaudited financial statements of Contango as of and for the three and six months ended December 30, 2001, the unaudited statement of combined revenues and direct operating expenses for properties purchased from JEX, other individuals and from SUIT for the three and six months ended December 31, 2001, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

     The unaudited pro forma statements of operations reflect the following adjustments:

     a. Record incremental depletion and amortization expense ("DD&A") using the units-of-production method, resulting from the purchase of properties from JEX, other individuals and SUIT.

     b. Record interest expense associated with debt of approximately $14.6 million incurred under Contango's revolving credit facility to fund a portion of the purchase price. Applicable interest rates on the facility were 3.9 percent for the year ended June 30, 2001 and for the quarter and six months ended December 31, 2001. The effect of debt financing is based on the current interest rate for which Contango has a commitment.

     c. Record a pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in income (loss) before income taxes and tax attributes of the properties purchased.

    The unaudited pro forma balance sheet reflects the following adjustments:

    1. Record the purchase price of properties from JEX, other individuals and SUIT, totaling $19,853,310 funded with:
        .  Available cash on hand.
        . Proceeds from borrowings of approximately $14.6 million under an expanded secured oil and gas revolving credit facility.

    2. Record transaction costs, primarily legal and accounting fees, relating to the purchase of properties from JEX, other individuals and SUIT.

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                  (UNAUDITED)


     The following table sets forth certain unaudited pro forma information concerning Contango's proved oil and gas reserves as of June 30, 2001, giving effect to the purchase of properties from JEX, other individuals and SUIT as if they had occurred on July 1, 2000. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projection of future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

PROVED OIL AND NATURAL GAS RESERVES


                                                 Contango   Acquisitions  Pro Forma
                                                 --------   ------------  ---------
                                                              (MMcf)
Proved Developed and Undeveloped Reserves:
  Balance, June 30, 2000........................   2,686      1,828        4,514
    Discoveries.................................  17,146      8,489       25,635
    Revisions...................................    (128)       222           94
    Production..................................  (3,570)    (1,618)      (5,188)
                                                  ------     ------       ------
  Balance, June 30, 2001........................  16,134      8,921       25,055
                                                  ======     ======       ======
Proved Developed Reserves:
  Balance, June 30, 2000........................   1,206      1,828        3,034
  Balance, June 30, 2001........................  14,013      8,921       22,934


                                                              Oil
                                                 ----------------------------------
                                                 Contango   Acquisitions  Pro Forma
                                                 --------   ------------  ---------
                                                              (MBbls)
Proved Developed and Undeveloped Reserves:
  Balance, June 30, 2000........................     137         82          219
    Discoveries.................................     280        185          465
    Revisions...................................      40        (43)          (3)
    Production..................................    (122)       (49)        (171)
                                                    ----        ---         ----
  Balance, June 30, 2001........................     335        175          510
                                                    ====        ===         ====
Proved Developed Reserves:
  Balance, June 30, 2000........................      70         82          152
  Balance, June 30, 2001........................     300        175          475

                  CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                  (UNAUDITED)


     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Contango as of June 30, 2001, net of income tax expense, and giving effect to the acquisition of the JEX, other individual and SUIT properties as if they had occurred on July 1, 2000. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at June 30, 2001. Cash flows relating to the Acquisitions are based on William M. Cobb & Associates Inc., evaluation of reserves and on information provided by JEX, other individuals and SUIT. Future income tax expense on the Acquisitions is based on Contango's purchase price. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value. Reference should be made to Contango's financial statements for the fiscal year ended June 30, 2001, and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.




             Future Net Cash Flows                      Contango        Acquisitions        Pro Forma
----------------------------------------------------    --------        ------------        ---------
Cash inflows........................................   $ 73,861,851     $ 40,691,332      $114,553,183
Production and development costs....................    (19,894,046)     (10,850,126)      (30,744,172)
Income tax expense..................................    (12,516,200)      (1,864,456)      (14,380,656)
                                                       ------------     ------------      ------------
Future net cash flows...............................     41,451,605       27,976,750        69,428,355
10% discount rate...................................     (8,305,000)      (6,381,439)      (14,686,439)
                                                       ------------     ------------      ------------
Discounted future net cash flows....................   $ 33,146,605     $ 21,595,311      $ 54,741,916
                                                       ============     ============      ============


     The following table sets forth the principal sources of change in discounted future net cash flows:



             Future Net Cash Flows                      Contango        Acquisitions        Pro Forma
----------------------------------------------------    --------        ------------        ---------
Beginning of year...................................   $ 10,226,634     $  6,014,177      $ 16,240,811
  Sales, net of production costs....................    (21,916,818)      (9,926,534)      (31,843,352)
  Net change in price and production costs..........     (2,794,442)      (2,954,080)       (5,748,522)
  Extensions and discoveries........................     53,366,000       27,713,544        81,079,544
  Change in future development costs................        327,231           94,385           421,616
  Revision of quantities estimated..................      1,181,000          236,558         1,417,558
  Accretion of discount.............................      1,226,000          868,056         2,094,056
  Change in timing of production rates and other....     (1,024,000)      (1,601,687)       (2,625,687)
  Changes in income taxes...........................     (7,445,000)       1,150,892        (6,294,108)
                                                       ------------     ------------      ------------
End of year.........................................   $ 33,146,605     $ 21,595,311      $ 54,741,916
                                                       ============     ============      ============